CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement (Form S-1) of our report dated September 13, 2008 with respect to the financial statements of Tianyin Pharmaceutical Co., Inc. for the years ended June 30, 2008 and 2007 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Patrizio & Zhao, LLC

PATRIZIO & ZHAO, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
September 26, 2008